       As Filed With the Securities and Exchange Commission on December 21, 2000

                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                         RADIANCE MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                                        68-0328265
        --------                                        ----------
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                     Identification No.)

            13700 Alton Parkway, Suite 160, Irvine, California 92618
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                            (Full title of the plans)

                             ----------------------

                                  Stephen Kroll
                             Chief Financial Officer
                         Radiance Medical Systems, Inc.
            13700 Alton Parkway, Suite 160, Irvine, California 92618
            --------------------------------------------------------
                     (Name and address of agent for service)

                                 (949) 457-9546
                                 --------------
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                                Lawrence B. Cohn
           Stradling Yocca Carlson & Rauth, a Professional Corporation
      660 Newport Center Drive, Suite 1600, Newport Beach, California 92660
                                 (949) 725-4000

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
Title of Securities   Proposed Maximum         Offering    Proposed Maximum      Amount of
to be Registered      Amount to be             Price Per   Aggregate Offering    Registration
                      Registered(1)            Share       Price(2)              Fee
----------------------------------------------------------------------------------------------
Common Stock, $.001   600,000 shares           $5.4297     $3,257,820            $860
par value
(1996 Plan)
----------------------------------------------------------------------------------------------
Common Stock, $.001   200,000 shares           $5.4297     $1,085,940            $287
par value
(ESPP)
----------------------------------------------------------------------------------------------

(1) Also registered hereunder are an indeterminate number of shares which may become issuable pursuant to the anti-dilution adjustment provisions of the Registrant's 1996 Stock Option/Stock Issuance Plan (the "1996 Plan") and Employee Stock Purchase Plan (the "ESPP").

(2) In accordance with Rule 457(h), the aggregate offering price of shares of Common Stock registered hereby is estimated, solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the Nasdaq National Market System for the Common Stock on December 19, 2000, which was $5.4297 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement registers shares of Registrant's Common Stock (1) issuable upon exercise of options under the Registrant's 1996 Stock Option/Stock Issuance Plan (as amended and restated as of April 8, 1997, March 12, 1998 and November 3, 1998, and as amended as of March 31, 2000) (the "1996 Plan"); and (2) available for purchase under the Registrant's Employee Stock Purchase Plan.

        The 1996 Plan was amended by the Registrant's Board of Directors on March 31, 2000, subject to stockholder approval, which was obtained at the Registrant's Annual Meeting of Stockholders held on June 6, 2000. As currently amended, 3,450,000 shares of Common Stock are available for grant under the 1996 Plan. Initially, an aggregate of 1,200,000 shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996. Pursuant to the April 8, 1997 amendment, 700,000 additional shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997. Pursuant to the March 12, 1998 amendment, 200,000 additional shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-59305), filed as of July 17, 1998. Pursuant to the November 3, 1998 amendment, 750,000 additional shares of Common Stock were available for grant or award under the 1996 Plan, which shares were registered on Form S-8 (Registration No. 333-72531), filed as of February 17, 1999. This Registration Statement covers the additional 600,000 shares of Common Stock issuable under the 1996 Plan.

        This Registration Statement also registers 200,000 shares of Common Stock which are available for purchase pursuant to the Registrant's Employee Stock Purchase Plan (the "ESPP"). Initially, an aggregate of 200,000 shares of Common Stock were available for purchase under the ESPP, which shares were registered on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996. This Registration Statement covers the additional 200,000 shares of Common Stock issuable under the ESPP.


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Registration Statement on Form S-8 (Registration No. 333-07959), filed as of July 11, 1996.

        (b) The Registrant's Registration Statement on Form S-8 (Registration No. 333-42161), filed as of December 12, 1997.

        (c) The Registrant's Registration Statement on Form S-8 (Registration No. 333-59305), filed as of July 17, 1998.

        (d) The Registrant's Registration Statement on Form S-8 (Registration No. 333-72531), filed as of February 17, 1999.

        (e) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed on April 14, 2000.

        (f) The Registrant's Proxy Statement on Schedule 14A for the 2000 Annual Meeting of Stockholders, filed on April 28, 2000.

        (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000.

        (h) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 11, 2000.

        (i) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed on November 13, 2000.

        (j) The Registrant's Registration Statement No. 333-44450 on Form S-2 filed October 3, 2000, in which the terms, rights and provisions applicable to Registrant's Common Stock are described.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant's Amended & Restated Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a director of a corporation will not be personally liable for monetary damages for beach of such individual's fiduciary duties as a director except for liability (i) for any breach of such director's duty of loyalty to the corporation, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which a director derives an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant will indemnify its directors and may indemnify its officers, employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of an indemnified party and permits the Registrant to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of such party's status or service as a director, officer, employee or other agent of the

Registrant upon an undertaking by such party to repay such advances if it is ultimately determined that such party is not entitled to indemnification.

        Furthermore, the Registrant maintains liability insurance upon its officers and directors.

        The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements (collectively, "Liabilities") paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Registrant (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant. The Registrant believes that its Amended & Restated Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. (As noted in S-8 filed July 1996.)


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement:

Number                 Description
------                 -----------

5.1      Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

23.1     Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation
         (included in the Opinion filed as Exhibit 5.1)

23.2     Consent of PricewaterhouseCoopers LLP, independent accountants

23.3 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

24.1     Power of Attorney (included on the signature page)

99.1     1996 Stock Option/Stock Issuance Plan, as Amended and Restated as of
         April 8, 1997, March 12, 1998 and November 3, 1998 (incorporated by reference to Annex III to the Registrant's Definitive Proxy Statement on
         Schedule 14A, filed on December 18, 1998).

99.2     Employee Stock Purchase Plan (incorporated by reference to the
         Registrant's Registration Statement on Form S-8, Registration No.
         333-07959, filed as of July 11, 1996).


ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 21, 2000.

                                             Radiance Medical Systems, Inc.



                                             By: /s/ MICHAEL R. HENSON
                                                 ------------------------------
                                                     Michael R. Henson
                                                     Chief Executive Officer


                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Radiance Medical Systems, Inc., do hereby constitute and appoint Michael R. Henson and Stephen Kroll, and each of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                            Title                       Date
---------                            -----                       ----
/s/ MICHAEL R. HENSON             Chief Executive Officer        December 21, 2000
-----------------------------     (Principal Executive and
    Michael R. Henson             Chairman)


/s/ STEPHEN R. KROLL              Vice President, Finance and    December 21, 2000
-----------------------------     Administration, Chief
    Stephen R. Kroll              Financial Officer and
                                  Secretary
                                  (Principal Financial and
                                  Accounting Officer)

/s/ FRANKLIN D. BROWN             Director                       December 21, 2000
-----------------------------
    Franklin D. Brown


/s/ WILLIAM G. DAVIS              Director                       December 21, 2000
-----------------------------
    William G. Davis


/s/ GERARD VON HOFFMANN           Director                       December 21, 2000
-----------------------------
    Gerard von Hoffmann


/s/ EDWARD M. LEONARD             Director                       December 21, 2000
-----------------------------
    Edward M. Leonard


/s/ JEFFREY F. O'DONNELL          Director                       December 21, 2000
-----------------------------
    Jeffrey F. O'Donnell


/s/ MAURICE BUCHBINDER, M.D.      Director                       December 21, 2000
-----------------------------
    Maurice Buchbinder, M.D.


                                  EXHIBIT INDEX

        The following exhibits are filed as part of this Registration Statement:

Number                 Description
------                 -----------
5.1    Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation

23.1   Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation
       (included in the Opinion filed as Exhibit 5.1)

23.2   Consent of PricewaterhouseCoopers LLP, independent accountants

23.3 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Registrant

24.1   Power of Attorney (included on the signature page)

99.1   1996 Stock Option/Stock Issuance Plan, as Amended and Restated as of
       April 8, 1997, March 12, 1998 and November 3, 1998 (incorporated by reference to Annex III to the Registrant's Definitive Proxy Statement on
       Schedule 14A, filed on December 18, 1998).

99.2   Employee Stock Purchase Plan (incorporated by reference to the
       Registrant's Registration Statement on Form S-8, Registration No.
       333-07959, filed as of July 11, 1996).
